UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 1, 2009
(Date of earliest event reported)

 Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      (e)         On December 1, 2009 the Compensation Committee of the Company’s Board of Directors met and determined to increase Chief Scientific Officer, Dr. Jeffrey Hillman’s annual base salary from $180,000 to $200,000.

In addition, the Compensation Committee administers the Company’s Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”).  Employees, officers, directors, consultants and advisors of the Company are eligible to be granted awards under the Plan.

The Compensation Committee believes that the Company’s future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, on December 1, 2009, options to purchase a total of 5,631,800 shares of Company common stock which are subject to time vesting and performance vesting were awarded to Company executive officers and employees.  The Company’s President and Chief Executive Officer, Mr. David Hirsch, was awarded options to acquire an aggregate of 1,337,500 shares of Company common stock; Dr. Hillman was awarded options to acquire and aggregate of 1,025,000 shares of Company common stock, and Chief Financial Officer, Mr. Brian Bohunicky was awarded options to acquire and aggregate of 725,000 shares of Company common stock.  These option awards each have exercise prices of $0.27 per share, which was the closing price on the date the Compensation Committee granted the options.  These option awards were made pursuant to individual award agreements substantially similar to the form of Stock Option Agreement attached as an exhibit to the Company’s Plan which has been previously filed with the SEC.

Of the above total option share amounts awarded to Mr. Hirsch, Dr. Hillman and Mr. Bohunicky, (i) 1,000,000, 700,000 and 500,000 shares, respectively, are time vested and vest evenly on an annual basis over three years, subject to earlier vesting upon a change in control of the Company as defined in the award agreements; (ii) 112,500 , 100,000 and 100,000 shares respectively, vest upon the first calendar quarter in which the Company reports a net profit in a Form 10-Q Report or Form 10-K Report and expire on the earlier of (a) December 1, 2019 or (b) such date the Company ceases to be required to file quarterly or annual reports with the Securities and Exchange Commission (“SEC”), and (iii) 125,000, 125,000 and 125,000 shares, respectively, vest upon the Company achieving certain performance goals tied to the shipment and invoicing of its consumer products with a third of these options expiring if the Company has not achieved the vesting performance targets by September 1, 2010, and another third expiring if the Company has not achieved the vesting performance targets by December 1, 2010, and another third expiring if the Company has not achieved the vesting performance targets by March 1, 2011.

In addition, included in the option shares awarded to Mr. Hirsch and Mr. Hillman, are 100,000 shares each that are subject to vesting based on certain scientific performance milestones being achieved.  These options expire and are void unless they become vested and exercisable on or before December 31, 2011.  To the extent these options become vested and exercisable, they shall expire December 1, 2019.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 3rd day of December, 2009.

ORAGENICS, INC. (Registrant)

BY	/s/ David Hirsch
David Hirsch
President and Chief Executive Officer